               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  November 27, 2000


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


     Delaware                    1-8400                 75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                             (817) 963-1234
                     (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

AMR Corporation (the "Company") is furnishing herewith certain data regarding its fleet plan, unit costs, capacity, traffic and fuel.





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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  November 27, 2000

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                                        November 27, 2000

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this report, the words "expect", "forecast", "anticipates" and similar expressions are intended to identify forward-looking statements. All such statements are based on information available to the Company on the date of this report. The Company undertakes no obligation to update or revise any forward-looking statement, regardless of reason. This discussion includes forecasts of costs per ASM, capacity, traffic, fuel cost and fuel consumption, each of which is a forward-looking statement. There are a number of factors that could cause actual results to differ materially from our forecasts. Such factors include, but are not limited to, general economic conditions, competitive factors within the airline industry which could affect the demand for air travel, changes in the Company's business strategy and changes in commodity prices. For additional information regarding these and other factors see the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 1999.


Fleet Plan

Attached you will find a copy of our most recent fleet plan for both American Airlines and American Eagle. This plan includes
AA's recent order for one additional Boeing 757 and one Boeing
737-800, both for delivery in 2002.

Unit Costs

We have raised our unit cost expectations for both AMR Consolidated and American Jet Operations to reflect, in part, the continued upward pressure on fuel costs. While we have hedged close to 70% of our fuel needs for the 4th quarter, these hedges tend to be in crude oil. As a result of the continued divergence between crude oil and jet fuel prices, we remain exposed to this widening of this "crack spread".

            AMR Consolidated Cost per ASM (in cents)

                        Actual    -----Forecast-----
                         Oct       Nov       Dec
  AMR Cost per ASM      11.40     11.29     11.04

         American Jet Operations Cost per ASM (in cents)

                        Actual    -----Forecast-----
                         Oct       Nov       Dec

  AA Cost per ASM       10.87     10.75     10.48

Capacity, Traffic and Fuel

November capacity for AA Jet Operations is expected to come in below our prior forecast due to weather disruptions that impacted operations during the beginning of the month. Eagle capacity growth for the quarter is lower than previously planned due, in part, to the early retirement of aircraft acquired from Business Express.

                                 Actual    -----Forecast------
                                   Oct       Nov       Dec
  AA Jet Ops:
     Capacity (yr/yr)             -2.9%     -2.9%     +0.8%
     Traffic (yr/yr)              -1.4%     -1.6%     +7.8%
     Fuel ($/gal incl. tax)       0.89      0.88      0.87
     Fuel Consumption (mil)        262       250       260

  American Eagle:
     Capacity (yr/yr)             +6.6%     +6.4%     +5.3%
     Traffic (yr/yr)              +4.4%     +3.4%     +7.9%



Fourth Quarter Statistics. Assuming the estimates above, we expect AA's reported capacity to decrease approximately 1.7% and traffic to increase about 1% compared to last year's fourth quarter. Adjusting for the More Room Throughout Coach program, ASMs would be up approximately 4%.

Fuel. Our fourth quarter fuel forecast -- including all taxes -- is about 89 cents per gallon, roughly 45% higher than last year.


Please call if you have additional questions.



                                    Michael Thomas
                                    Director, Investor Relations

 AMR Fleet Summary
 YE1999 to YE2002*

American Airlines

                    On Hand      YOY  Change        On Hand
Aircraft Type       YE 1999  2000    2001   2002    YE 2002
MD11                  11      (4)     (4)    (3)       0
B777                  11      16      13      5       45
B767-3ER              49                              49
B767-2ER              22                              22
A300 ER               10                              10
B767-200               8                               8
DC10-10                3      (3)                      0
DC10-30                5      (5)                      0
A300 2-Class          25                              25
B757                 102              16      5      123
B737                  24      27      26     21       98
B727                  68      (8)    (14)   (26)      20
MD90                   5              (5)              0
MD82/83/87           279      (3)    (13)    (4)     259
F100                  75                              75
Total AA Fleet
 Inc./(Dec.)                  20      19     (2)      37
Total AA Fleet       697     717     736    734      734


American Eagle
                    On Hand      YOY  Change        On Hand
Aircraft Type       YE 1999  2000    2001   2002    YE 2002
Saab 340             145     (39)     (5)   (12)      89
ATR-42                31              (8)   (12)      11
S-ATR                 43              (2)    (1)      40
 Turboprop Totals    219     (39)    (15)   (25)     140

Embraer ERJ-145       45       5       9     (3)      56
Embraer ERJ-135        9      24       7      0       40
Embraer ERJ-140        0              12     28       40
CRJ-700                0               3      8       11
Total AE Fleet
 Inc./(Dec.)                 (10)     16      8       14
Total AE Fleet       273     263     279    287      287

*Summary includes firm aircraft orders and planned fleet retirements